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                                                                     Exhibit 9.3
                              STOCKHOLDER AGREEMENT


                  AGREEMENT dated as of September 29, 2000 among CoreComm Limited, a Delaware corporation formerly known as ATX Telecommunications Services, Inc.(the "Company"), and each of the Persons listed on Schedule A hereto (each, a "Stockholder").

                  WHEREAS, pursuant to a Recapitalization Agreement and Plan of Merger, dated as of March 9, 2000, as amended (the "Merger Agreement"), by and among CoreComm Limited, a Bermuda corporation ("CoreComm"), the Company, the Stockholders (with respect only to certain provisions thereof), ATX Merger Sub, Inc. ("ATX Merger Sub") and CoreComm Merger Sub, Inc. ("CoreComm Merger Sub"),
(i) CoreComm has been merged with and into CoreComm Merger Sub (with each issued and outstanding share of CoreComm's capital stock converted into an equivalent share of capital stock of CoreComm Merger Sub) (the "Domestication Merger") and
(ii) CoreComm Merger Sub is being merged with and into the Company (the
"Merger");

                  WHEREAS as a result of the Merger (i) each share of the Company's common stock, par value $.01 per share (the "Pre-Recapitalization Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") is being converted into 12,398,334 shares the Company's Common Stock, par value $.01 per share (the "Common Stock"), 250,000 shares of the Company's Series B Senior Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), as well as the right to receive cash or Senior Notes (as defined in the Merger Agreement) and
(ii) each share of common stock of CoreComm Merger Sub issued and outstanding immediately prior to the Effective Time, other than treasury shares, is being converted into one share of the Common Stock, and each share of 8.5% Senior Convertible Preferred Stock, Series A of CoreComm Merger Sub issued and outstanding immediately prior to the Effective Time, is being converted into one share of the 8.5% Senior Convertible Preferred Stock, Series A of the Company; and

                  WHEREAS, it is a condition to the obligation of CoreComm Merger Sub to consummate the Merger, that the Company and each of the holders immediately prior to the Effective Time of the issued and outstanding shares of Pre-Recapitalization Common Stock enter into this Agreement; and

                  WHEREAS, the Stockholders are the holders of all of the shares of Pre-Recapitalization Common Stock issued and outstanding immediately prior to the Effective Time; and

                  WHEREAS, each Stockholder has independently determined that the Merger is in its best interest and each Stockholder wishes to facilitate the consummation of the Merger by entering into this Agreement and agreeing to be bound by the terms hereof;
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                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, each Stockholder and the Company hereby agree as follows:

                  SECTION 1. COVENANTS OF STOCKHOLDERS WITH RESPECT TO VOTING
                             SECURITIES OF THE COMPANY.

                  During the term of this Agreement and subject to all of the provisions hereof, each Stockholder and the Company agree as follows:

                  1.1 Acquisition of Voting Securities. Each Stockholder shall not acquire, agree to acquire or offer or propose to acquire, directly or indirectly, or in conjunction with or through any Person, record or beneficial ownership of any Voting Securities (as hereinafter defined), except (i) through the exercise of conversion rights, if any, of Voting Securities (including any conversion of the Series B Preferred Stock); (ii) by way of stock splits, reclassifications or stock dividends or other distributions or offerings made on a pro rata basis to holders of Voting Securities or any class of Voting Securities; (iii) from another Stockholder by bequest (including, without limitation, through the creation of a trust), gift, will, pledge, hypothecation or otherwise in accordance with clause (i) of Section 1.6 hereof; (iv) pursuant to a bequest or similar gift or transfer from a Person who is not a Stockholder, including, without limitation, through the creation of a trust for the benefit of a Stockholder; (v) pursuant to a will or the laws of descent and distribution from a Person who is not a Stockholder; or (vi) pursuant to the grant or exercise of stock options or the receipt of other compensation or benefits involving Voting Securities granted to a Stockholder in such Stockholder' s capacity (if applicable) as an employee or consultant of the Company or any subsidiary of the Company; provided, however, that if, in connection with the transfer of Voting Securities to a Stockholder pursuant to clauses (iv) and (v) of this Section 1.1, a trust, corporation or other entity is formed for the purpose of holding Voting Securities for the benefit of a Stockholder (other than solely as an income beneficiary of a trust), then, as a condition precedent to the receipt by such Stockholder of any direct or indirect beneficial interest in such Voting Securities, such trust, corporation or other entity shall agree to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

                  If a Stockholder shall acquire, directly or indirectly, record or beneficial ownership of, or the right to acquire, any Voting Securities in contravention of this Agreement, then such Stockholder shall promptly notify the Company, and the Company, in its sole discretion, may either (x) purchase (or cause its designee(s) to purchase) any or all of such acquired Voting Securities at a price equal to the price paid by such Stockholder or (y) require such Stockholder to dispose of, within 30 days from the date on which the

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Company requests such Stockholder to do so, only in accordance with the provisions of Section 1.6 (ii) or (iv), the Voting Securities acquired in violation of this Section 1.1, provided that any sale may be delayed by the Stockholders to avoid a violation of Section 16(b) of the Exchange Act or any other provisions of the Exchange Act or Securities Act, including, without limitation, any applicable volume limits under Rule 144 of the Securities Act, or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities. Each Stockholder hereby acknowledges that any acquisition of Voting Securities in contravention of this Agreement shall constitute a breach of this Agreement and that the Company' s right to purchase or require the disposition of Voting Securities pursuant to this Section 1.1 shall not be exclusive and shall be in addition to any other rights and remedies the Company may have in connection with a breach of this Agreement.

                  For the purposes of this Agreement, "Voting Securities" means all securities of the Company, or any successor to the Company, entitling the holder thereof to vote as a stockholder for any purpose or under any circumstance or any securities convertible into or exchangeable for under any circumstance such securities or any rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any such securities under any circumstance.

                  1.2 Voting of Voting Securities. Each Stockholder shall vote or direct the vote of all Shares of Voting Securities that are (a) acquired pursuant to the Merger, (b) acquired by a Stockholder pursuant to Section 1.1,
(c) held in trusts, corporations or other entities formed as contemplated by
Section 1.6 or (d) otherwise hereinafter acquired, with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities, on each matter submitted to a vote of the stockholders of the Company, (x) in the same proportion as the votes cast by all holders of Voting Securities other than the Stockholders and any affiliates and associates of the Company, with respect to such matter, or, (y) in the event of a proposed change of control transaction for the Company, in the manner recommended to the stockholders by the Board of Directors of the Company provided that the Board of Directors, prior to such recommendation, shall have received an opinion from a nationally recognized investment banking firm to the effect that the transaction or the consideration to be received by the unaffiliated holders of the Common Stock is fair from a financial point

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of view to such stockholders; provided, further, that in the absence of such opinion such Voting Securities shall be voted as provided in clause (x) of this
Section 1.2.

                  Each Stockholder shall take such action as may be required so that all Voting Securities with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities as provided for herein shall be present in person or by proxy at all duly noticed and convened meetings of holders of Voting Securities for the purpose of determining the presence of a quorum at such meetings.

                  1.3 No Voting Trusts. No Stockholder shall, directly or indirectly, deposit any Voting Securities in a voting trust or in any other manner, except pursuant to this Agreement, subject any Voting Securities to any arrangement or agreement with respect to the voting thereof.

                  1.4 No Election Contests. No Stockholder shall, directly or indirectly, solicit proxies or become a "participant" in a "solicitation" in opposition to the recommendation of the Company's Board of Directors with respect to any matter, including, without limitation, any "election contest" relating to the election of directors of the Company (as such terms are defined in Regulation 14A under the Exchange Act) or initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; provided, however, that each Stockholder shall vote any Voting Securities directly or indirectly beneficially owned by such Stockholder in any "election contest" in accordance with the provisions of the first paragraph of Section 1.2 hereof.

                  1.5 No Syndications. No Stockholder shall, directly or indirectly, join or encourage the formation of a partnership, limited partnership, syndicate or other "group," or otherwise act in concert with any other Person (except as contemplated by Section 1.2 hereof) for the purpose of affecting or influencing control of the Company or acquiring, holding, disposing of or Voting Securities.

                  1.6 Disposition of Voting Securities.

                  (a) Prior to June 29, 2001 no Stockholder shall directly or indirectly, offer, sell, assign, pledge, encumber or otherwise dispose of or transfer in any manner any shares of Common Stock held by such Stockholder (the shares of Common Stock which may not be offered, sold, assigned, pledged, encumbered or otherwise disposed of during such period being the "Restricted Shares"), except that the Restricted Shares may be pledged in respect of a margin loan or to a bona fide third party lending institution provided that the pledgee shall be bound by the restrictions contained in this

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sentence; provided however, that if less than 50% of the Senior Notes (as defined in the Merger Agreement) issued to the Stockholders pursuant to the Merger Agreement have been repaid within six (6) months of the Closing (as defined in the Merger Agreement), the restrictions set forth in this Section 1.6(a), with respect to 25% of the Restricted Shares held by such Stockholder shall terminate on the six month anniversary of the Closing; provided, however, that disposition of any such shares that are released from such restrictions shall be subject to the volume limitations set forth in Rule 144(e) under the Securities Act.

                  (b) In addition, except as set forth above no Stockholder shall, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise dispose of or transfer in any manner any Voting Securities (or enter into agreements or understandings with respect to the foregoing), if after such disposition, the Person holding such Voting Securities would own 5% or more of the Total Voting Power (or Voting Securities which are convertible into or exercisable for shares which, after giving effect to such exercise or conversion, would represent 5% or more of the Total Voting Power). Any offer, sale, assignment, pledge, encumbrance or other disposition or transfer of Voting Securities not otherwise prohibited by this Agreement shall only be effected, to the extent otherwise legally permissible, in the following manners: (i) pursuant to a bona fide public offering of Voting Securities (which may include a secondary distribution effected through the facilities of any national securities exchange on which the Voting Securities are listed); provided, however, that in case of any such proposed public offering, each Stockholder selling pursuant to such offering (the "Selling Stockholder") will use his/her/its best efforts (and will instruct the managing underwriter of any such public offering or broker-dealer to or through which such public offering is being made to use its best efforts) to achieve a sufficiently broad public distribution of the securities being offered (in light of the number of securities being offered), with the intention that no person or related group of persons should purchase in such public offering Voting Securities representing 5% or more of the Total Voting Power; (ii) pursuant to an unsolicited open market sale or sales during any three-month period involving, in the aggregate, Voting Securities representing not more than 1% of the Total Voting Power, as defined in Section 5.4, (in accordance with the requirements as to the manner of sale set forth in Rule 144(f) and (g) of the Securities Act or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities, if such sale is subject to Rule 144 or such successor rules or regulations) on any national securities exchange on which the Voting Securities are listed; (iii) pursuant to a tender offer made by the Company or any subsidiary of the Company or made by a third person to the stockholders of the Company as to which the Company's Board of Directors has recommended to the stockholders of the Company; (iv) pursuant to a privately-negotiated transaction with a Person who is not a Stockholder; provided, that in no case shall any such sale, transfer or other disposition under this clause (iv) be made to such Person if, immediately after such transaction, such Person (based upon the written representation of such Person, which as a condition precedent to such sale, transfer or other disposition shall be delivered to such Stockholder and to the Company prior to the consummation of such transaction), together with its affiliates and associates would be the direct or indirect beneficial or record owner of Voting Securities

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(when added to the Voting Securities (if any) already beneficially owned by such
Person and its affiliates and associates) representing in excess of 5% of the Total Voting Power; (v) pursuant to a will or the laws of descent and distribution; provided, that the estate of a Stockholder shall be bound by the terms and conditions of this Agreement and if, immediately after any distribution out of such estate, any distributee, together with such distributee's affiliates and associates would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such distributee and his/her affiliates and associates representing in excess of 5% of the Total Voting Power, then such distributee shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement; (vi) pursuant to a bequest or similar gift or transfer to any Person who is not a Stockholder or; provided that if, immediately after delivery of a bequest or similar gift or transfer, including, but not limited to, through the creation of a trust, the recipient, together with such recipient's affiliates and associates (including, as the case may be, the Stockholder making such transfer), would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such recipient and its affiliates and associates (including, as the case may be, the Stockholder making such transfer)) representing in excess of 5% of the Total Voting Power, then such recipient shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement; or
(vii) as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, guaranty or other financial accommodation or as a result of any foreclosure with respect thereto; provided, however, that in connection with any transfer by a Stockholder of Voting Securities pursuant to clauses (v) or (vi) of this Section 1.6 to a trust, corporation or other entity and a Stockholder retains the authority, as trustee or otherwise, to vote, acquire or dispose of, or to direct the voting, acquisition or disposition of, Voting Securities to be held by such trust or other entity, then as a condition precedent to the transfer of such shares of Voting Securities to such trust or other entity, such Stockholder shall cause such trust or other entity to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

                  Notwithstanding anything to the contrary contained herein, a Stockholder shall not dispose of or otherwise transfer any Voting Securities in violation of the provisions of Section 5 of the Securities Act.

                  1.7 No Solicitation. No Stockholder shall propose, solicit or participate in any fashion, in any transaction relating to an acquisition of, a business combination or similar transaction with, or a change of control of, the Company or make or solicit or encourage any Person to make a tender offer for Voting Securities.

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                  1.8 Legend on Voting Securities. Each Stockholder agrees that each certificate representing its Voting Securities shall bear the following legend, which will remain thereon as long as such Voting Securities are subject to the restrictions contained in this Agreement:

                  The shares represented by this certificate are subject to the provisions of a Stockholder Agreement dated as of September [28], 2000, among the Company and certain Stockholders, and may not be sold or transferred except in accordance therewith. Copies of said Agreement are on file at the offices of the Secretary of the Company.

The Company may enter a stop transfer order with the transfer agent (or agents) and the registrar (or registrars) of the Voting Securities against the transfer of legended Voting Securities held by a Stockholder except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly either legended (if the Voting Securities remain subject to the restrictions of this Agreement) or unlegended certificates in substitution for, certificates for any such Voting Securities that are no longer subject to or are to be transferred in compliance with the restrictions contained in this Agreement. Without limiting the generality of the foregoing, the Company shall promptly remove any stop transfer order in effect with respect to such certificates, upon the delivery to the Company of an opinion of counsel to a Stockholder, in form and substance reasonably satisfactory to the Company, that legended certificates representing Voting Securities are no longer subject to this Agreement or that such Voting Securities are being transferred in compliance with the provisions of Sections 1.6, and shall promptly issue unlegended certificates in substitution for such legended certificates, except if such legended certificates are being transferred pursuant to Section 1.6 to a transferee who shall be bound by the terms and conditions of a Stockholder Agreement, in which event the Company may issue legended certificates.

                  SECTION 2. REPRESENTATIONS AND WARRANTIES.

                  2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to the Company as follows:

                       (i) At the Effective Time, such Stockholder will be the record and beneficial owner of the Shares of Common Stock and Series B Preferred Stock set forth beside its name on Schedule A hereto (such Stockholder's Shares") and will be the lawful owner of " such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than this Agreement. Such Stockholder has full legal power, authority and right to vote all of such Stockholder's Shares in the manner required by this Agreement without the consent or approval of, or any other action on the part of, any other person or entity.

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                       (ii)         The execution, delivery and performance by
such Stockholder of this Agreement has been approved by all necessary action on the part of such Stockholder.

                       (iii) This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding agreement of such Stockholder, enforceable against the Stockholder in accordance with its terms.

                       (iv) The execution, delivery and performance of this Agreement by such Stockholder does not violate or breach, and will not give rise to any violation or breach of, any law, contract, instrument, arrangement or agreement by which such Stockholder is, or any of such Stockholder' s Shares are, bound.

                       (v) The execution, delivery and performance of this Agreement by such Stockholder does not create or give rise to any right in any other Person or entity (other than the Company) with respect to such Stockholder' s Shares or any other Voting Securities.

                  2.2 Representations and Warranties of the Company. The Company represents and warrants to each Stockholder as follows:

                       (i) The execution, delivery and performance by the Company of this Agreement has been approved by all necessary corporate action on the part of the Company.

                      (ii) This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable against The Company in accordance with its terms.

                      (iii) The execution and delivery of this Agreement by the Company does not violate or breach, and will not give rise to any violation or breach of, the charter or bylaws of the Company, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which the Company is bound.

                  2.3 No Indirect Conduct. No Stockholder shall engage in any conduct or take any action through any agent or any entity acting in concert with such Stockholder that the Stockholder has hereby agreed not to engage in or take.

                  SECTION 3. COVENANTS OF THE COMPANY.

                  3.1 Registration Rights. During the term and subject to all of the provisions hereof (including, without limitation Section 1.6(vi)), the Company agrees to provide registration rights to each Stockholder on the terms and subject to the provisions set forth in Registration Rights Agreement attached as Appendix I hereto.

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                  3.2 Access to Management. The Company agrees that so long as a
Stockholder continues to hold 5% or more (or in the case of Debra Buruchian and Thomas Gravina, 2% or more) of any class of Voting Securities, the Company shall provide such Stockholder with an opportunity on a regularly scheduled basis to review with senior management of the Company, significant issues facing the Company; provided, however, that such Stockholder shall agree (i) to maintain the confidentiality of any non-public information disclosed to such Stockholder in any such session, and (ii) if necessary, refrain from engaging in any transaction involving (x) the Company' s securities while in possession of any material non-public information about the Company disclosed to such Stockholder by the Company in the course of the Company' s complying with the provisions of this Section 3.2 or (y) or any other securities to which such material non-public information relates.

                  SECTION 4. TERM OF AGREEMENT.

                  The term of this Agreement shall commence at the Effective Time and shall terminate with respect to any given Stockholder (but only such Stockholder) (x) in the case of Michael Karp and The Florence Karp Trust, when such Stockholders (together with any transferees who are members of such Stockholder' s immediate family or entities described in clause (v) of Section
1.6 hereof) ceased to own Voting Securities having, in the aggregate, 5% or more of the Total Voting Power, and (y) in the case of each of Debra Buruchian and Thomas Gravina, when such Stockholder (together with any transferees who are members of such Stockholder' s immediate family or entities described in clause
(v) of Section 1.6 hereof) ceases to own less than 50% of the Voting Securities issued to such party pursuant to the Recapitalization (after giving effect to any stock splits or stock dividends), unless the transaction or transactions which resulted in such Stockholder ceasing to hold such threshold number or percentage of Voting Securities shall have violated the terms of this Agreement. For purposes hereof, ownership of Voting Securities shall include record ownership of such securities as well as beneficial ownership thereof within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                  SECTION 5. MISCELLANEOUS.

                  5.1 Specific Performance. The Company and each Stockholder acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company or a Stockholder, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically, the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which it may be entitled at law or equity.

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                  5.2 The Term "Company." The term "Company" shall be deemed to include any successor to the Company by way of merger, consolidation, sale of assets or otherwise, except as the context otherwise requires, it being the intention hereof that this Agreement shall continue to be binding on each Stockholder notwithstanding such merger, consolidation, sale of assets or other succession, unless the provisions of Section 4.2 of this Agreement shall otherwise provide.

                  5.3 The Terms "Affiliate," Associate," "Beneficial Owner" "Entity," and "Person." As used herein, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act; the term "beneficial owner" (which shall include "beneficially owned" or other similar phrasing as used herein) shall have the meaning set forth in Section 13(d)(3) of the Securities Act; the term "associate" shall mean (1) a corporation or organization (other than the Company or a subsidiary of the Company) of which such Person (as defined herein) is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; and the term "Person" shall mean any individual, partnership, corporation, joint venture, association, unincorporated organization, trust, government or agency thereof, or any other entity.

                  5.4 The Term "Total Voting Power." The term "Total Voting Power," as used in this Agreement, shall mean the aggregate voting power of all Voting Securities outstanding at the time of any determination which at such time have ordinary voting power to vote in the election of directors of the Company. In determining Total Voting Power for purposes of this Agreement, the Stockholder may conclusively rely on the most recent reports filed by the Company with the SEC in which the number of Voting Securities outstanding is set forth or from which Total Voting Power can reasonably be derived, it being understood that each Stockholder shall not be considered to be in breach of this Agreement if he/she has acted in good faith on the basis of a determination of Total Voting Power as contemplated herein.

                  5.5 Notices. All notices, requests and other communications to any person named hereunder shall be in writing (including wire, telex or similar writing) and shall be given to such person at its address set forth below or such address or telex number as such person may hereafter specify for the purpose by notice to the other person:

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                  If to the Company:

                      CoreComm Limited
                      110 East 59th Street
                      New York, NY 10022
                      Attention: General Counsel
                      Facsimile: 212-906-8497

                  Copy to:

                      Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, New York 10019
                      Attention: Kenneth M. Schneider, Esq.
                      Facsimile: 212-757-3990

                  If to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing.

                  Copy to:

                      Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 South Broad Street
                      Philadelphia, PA 19102
                      Attention: Michael C. Forman, Esq.
                      Telecopier No.:  (215) 568-6603

Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this subsection and the appropriate answer back is received or (b) if given by any other means, when actually received at the address specified in this subsection, provided that a notice given other than during normal business hours on a business day at the place of receipt shall not be effective until the opening of business on the next business day.

                  5.6 Governing Law and Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. THE UNDERSIGNED HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE, COUNTY OF NEW CASTLE, AND WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING HERETO.

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                  5.7 Amendments. This Agreement may be amended, modified or supplemented only by written agreement of each Stockholder and the Company.

                  5.8 Waiver. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit of such obligation, covenant, agreement or condition only by a written instrument signed by such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance. Wherever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.8.

                  5.9 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, (i) any person who acquires any interest, beneficial or otherwise, in Voting Securities by will or pursuant to the laws of descent and distribution and (ii) any successor trust.

                  5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.11 Entire Agreement. This Agreement, including the appendices referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  5.12 Severability. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement.

                  5.13 Other Rights and Privileges. Except as otherwise specifically set forth in this Agreement, each Stockholder shall have and enjoy all rights and privileges otherwise permitted stockholders of the Company under applicable law.

                  IN WITNESS WHEREOF, each Stockholder and the Company have duly executed this Agreement as of day and year first above written.


                                                     CORECOMM LIMITED

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
                                  By: /s/ Richard J. Lubasch
                                     ---------------------------
                                     Name: Richard J. Lubasch
                                     Title: Senior Vice President -- Secretary


                                  STOCKHOLDERS:

                                  /s/ Michael Karp
                                  ------------------------------
                                  Michael Karp

                                  /s/ Debra Buruchian
                                  ------------------------------
                                  Debra Buruchian

                                  /s/ Thomas Gravina
                                  ------------------------------
                                  Thomas Gravina


                                  THE FLORENCE KARP TRUST


                                  By: /s/ Lisa G. Kaminsky
                                     ---------------------------
                                     Name: Lisa G. Kaminsky
                                     Title: Trustee



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